Exhibit 99.1

FOR IMMEDIATE RELEASE

CHINA SUN GROUP'S SUBSIDIARY NAMED A
“TOP TEN BRAND IN NATIONAL BATTERY MATERIAL” BY
CHINA ENTERPRISE BRAND DEVELOPMENT COMMITTEE

LIAONING PROVINCE, China, August 6, 2008: China Sun Group High-Tech Co. ("China Sun Group") (OTC Bulletin Board: CSGH - News) announced today that its wholly-owned subsidiary, Da Lian Xin Yang High-Tech Development Co., Ltd.’s (DLX) “Tong Tong” brand of cobaltosic oxide and lithium cobalt oxide products (Serial No. 0/81626) have been listed as a “Top Ten Brand in National Battery Material” by the China Enterprise Brand Development Committee in July, 2008.

Recipients of this commendation have to meet several criteria, namely:

1.	Their products have to consistently meet certain pre-established standards in any given year of assessment;

2.	Recipients must demonstrate excellent after-sales service for their products;

3.	Customers have to be satisfied with the performance of the products and there shall be no complaints;

4.	Recipients must pass ISO quality verification and exhibit leadership and development potential for their products.

Bin Wang, Chief Executive Officer of the China Sun Group, said, “Since early 2007, we have been focussing on improving product quality and implementing changes that enhance our production lines. Our strategy to achieve excellence in product quality, safety and design has led to this high honor from the China Enterprise Brand Development Committee. This distinction further strengthens our position as a leading global provider of power supply components.”

Also in July 2008, DLX was awarded the honor of “The Most Honest Enterprise in Liaoning” by the Credit Supervision and Assessment Center of Liaoning Regional Economy Research Committee.

About China Sun Group

China Sun Group High-Tech Co., ("China Sun Group") produces anode materials used in lithium ion batteries. Through its wholly-owned operating subsidiary, Da Lian Xin Yang High-Tech Development Co. Ltd. ("DLX"), the Company primarily produces cobaltosic oxide and lithium cobalt oxide. According to the China Battery Industry Association, DLX has the second largest cobalt series production capacity in the People's Republic of China. Through its research and development division, DLX owns a proprietary series of nanometer technologies that supply state-of-the-art components for advanced lithium ion batteries. Leveraging its state-of-the-art technology, high-quality product line and scalable production capacity, the Company plans to create a fully integrated supply chain from the primary manufacturing of cobalt ore to finished products, including lithium ion batteries. For more information, visit http://www.china-sun.cn/English/Aboutus.asp.

Safe Harbor Statement
The statements contained herein that are not historical facts are considered "forward-looking statements." Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in our filings with the Securities and Exchange Commission available at http://www.sec.gov.

CONTACT:
Thomas Yang, Assistant to the President of China Sun Group, U.S.,
+1-917-432-9350, or China, +86-411-8289-7752, or Fax, +86-411-8289-2739,
yang_xianfu@yahoo.com.cn

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